UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2018

COEUR MINING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8641	82-0109423
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

104 S. Michigan Ave., Suite 900, Chicago, IL	60603
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (312) 489-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 2, 2018, Coeur Mining, Inc. (“Coeur”) entered into an Arrangement Agreement (the “Arrangement Agreement”) between Coeur and Northern Empire Resources Corp., a corporation governed under the laws of British Columbia (“Northern Empire”).  The Arrangement Agreement provides for the implementation of a Plan of Arrangement (the “Plan of Arrangement”) under the Business Corporations Act (British Columbia) which will be subject to approval by the Supreme Court of British Columbia, pursuant to which Coeur will acquire all of the issued and outstanding common shares of Northern Empire not already owned by Coeur, subject to the satisfaction of the conditions contained therein.

Under the terms of the Plan of Arrangement, each common share of Northern Empire will be exchanged for 0.1850 common shares of Coeur (the “Exchange Ratio”).  Based on the closing price of Coeur’s common shares on the New York Stock Exchange on August 1, 2018, the transaction values each Northern Empire share at C$1.64.  The Plan of Arrangement will be subject to the approval of at least 66-⅔% of the votes cast by Northern Empire securityholders present in person or represented by proxy at a special meeting of Northern Empire securityholders and, if required by applicable law, the approval of a majority of the votes cast by the securityholders present in person or by proxy at the Northern Empire special meeting, other than Coeur and its subsidiaries (the “Required Vote”).  In addition to the Required Vote, the Plan of Arrangement is also subject to the receipt of certain regulatory and court approvals.  Under the Plan of Arrangement, Coeur will also acquire all of the outstanding options and warrants exercisable for Northern Empire common shares at the in-the-money value of such securities, satisfied by delivery of Coeur common shares based on the Exchange Ratio.

The Arrangement Agreement contains representations and warranties and covenants customary for a transaction of this nature.  Northern Empire has agreed, among other things, subject to certain exceptions, to conduct its business in the ordinary course during the period between the execution of the Arrangement Agreement and the Effective Time (as defined in the Plan of Arrangement).  Northern Empire is subject to restrictions on its ability to solicit alternative acquisition proposals and to provide information to, and engage in discussion with, or approve or recommend an alternative acquisition proposal with third parties regarding such proposals during the period between the execution of the Arrangement Agreement and the Effective Time, except under circumstances further described in the Arrangement Agreement.

The Arrangement Agreement provides that Coeur and Northern Empire may mutually agree to terminate the Arrangement Agreement at any time prior to the Effective Time.  In addition, either party may decide to terminate the Arrangement Agreement at any time prior to the Effective Time if: (i) the transactions are not consummated by December 31, 2018, subject to possible extensions as described in the Arrangement Agreement and only if the failure to consummate the transactions by such date is not due to a breach by either party under the Arrangement Agreement; (ii) there is a new or amended law or an injunction or court order that makes consummation of the Arrangement (as defined in the Arrangement Agreement) illegal or otherwise prohibits or enjoins the parties from consummating the Arrangement; or (iii) the Required Vote is not obtained as required by the Arrangement Agreement.  Coeur may also terminate the Arrangement Agreement if there is a Change in Recommendation (as defined in the Arrangement Agreement) by Northern Empire, or if Northern Empire fails to reaffirm its approval of the transactions or its recommendation that Northern Empire securityholders vote in favor of the transaction in certain circumstances, or takes certain other actions in respect of a competing acquisition proposal.  Northern Empire may also terminate the Arrangement Agreement if it proposes to amend, modify or withdraw its approval of the Arrangement and/or approves a definitive agreement for the implementation of a Superior Proposal (as defined in the Arrangement Agreement), provided that concurrent with such termination, Northern Empire pays a termination fee as set out in the Arrangement Agreement in the amount of C$4.7 million (the “Termination Fee”).  Each of Coeur and Northern Empire may also terminate the Arrangement Agreement if the other party is in breach of its representations and warranties or is in default of its covenants, subject to the right of the breaching party to cure the breach within 20 business days.  The Arrangement Agreement also provides for the payment of the Termination Fee by Northern Empire if the Arrangement Agreement is terminated in certain circumstances or reciprocal expense reimbursements by either party payable under certain circumstances, as set out in therein.

Concurrently with execution of the Arrangement Agreement, Coeur entered into a voting agreement with certain securityholders of Northern Empire (the “Voting Agreement”) pursuant to which, among other things and subject to the terms and conditions therein, such securityholders have agreed to vote all of their securities, in the aggregate representing approximately 8.4% of the currently outstanding shares of Northern Empire, beneficially owned by them, in favor of (i) the Arrangement and each of the other transactions contemplated by the Arrangement Agreement and (ii) any other matter necessary for consummation of the Arrangement or any other transaction contemplated by the Arrangement Agreement.

The foregoing description of the Arrangement Agreement and the Plan of Arrangement do not purport to be complete and are qualified in their entirety by reference to the copy of the Arrangement Agreement, including the Plan of Arrangement attached as Schedule A thereto, which is attached as Exhibit 2.1 hereto and is incorporated herein by reference.  The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the Voting Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Arrangement Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Coeur or any of its respective affiliates or businesses.  Any representations, warranties, covenants and agreements contained in the Arrangement Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.  Investors and security holders are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Coeur or any of its affiliates or businesses.

Item 3.02.	Unregistered Sales of Equity Securities.

Coeur anticipates that, if the Plan of Arrangement becomes effective under the terms and conditions described in the Arrangement Agreement, the issuance of shares of Coeur common stock to the holders of the securities of Northern Empire upon the consummation of the Plan of Arrangement will be exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 3(a)(10) thereof.  Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a public hearing upon the fairness of the terms and conditions of the issuance and exchange.  The information provided in Item 1.01 is incorporated into this Item 3.02 by reference.

Item 7.01.	Regulation FD Disclosure.

On August 2, 2018, Coeur issued a press release announcing that it has entered into an Arrangement Agreement whereby Coeur agreed to acquire all of the issued and outstanding common shares of Northern Empire by way of a statutory Plan of Arrangement under the Business Corporations Act (British Columbia).  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statement

This current report on Form 8-K and the exhibits attached hereto contain forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the anticipated acquisition of Northern Empire by Coeur and the anticipated benefits thereof.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  Such factors include, among others, the risk that the Northern Empire acquisition does not close on a timely basis or at all, the risk that anticipated benefits thereof are not attained and risks inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold, and silver, zinc and lead and a sustained lower price environment, the uncertainties inherent in Coeur’s production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages, the uncertainties inherent in the estimation of gold and silver resources, changes that could result from Coeur’s future acquisition of new mining properties or businesses, the loss of any third-party smelter to which Coeur markets production, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur’s ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent reports on Form 10-K or Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented.  Readers are cautioned not to put undue reliance on forward-looking statements.  Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise.  Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur its financial or operating results or their securities.

No Offer or Solicitation

This Form 8-K and the information incorporated by reference herein is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities of Coeur.

Item 9.01.	Financial Statements and Exhibits.

(d)	List of Exhibits

Exhibit No.	Description

Exhibit 2.1	Arrangement Agreement, dated August 2, 2018, by and among Coeur Mining, Inc., and Northern Empire Resources Corp.

Exhibit 10.1	Form of Voting Agreement.

Exhibit 99.1	Press Release dated August 2, 2018, issued by Coeur Mining, Inc. and Northern Empire Resources Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COEUR MINING, INC.

By:	/s/ Peter C. Mitchell
Name:	Peter C. Mitchell
Title:	Senior Vice President and Chief Financial Officer

DATED:   August 2, 2018